Exhibit 10.1

Amendment No. 2

Assignment and License Agreement

This Amendment No. 2 (this “Amendment”) is dated September 2, 2020 (the “Amendment Effective Date”), and is between Vertex Pharmaceuticals Incorporated (“Vertex”) and ViralClear Pharmaceuticals, Inc. (successor-in-interest to Trek Therapeutics, PBC (“Trek”)) and formerly known as NeuroClear Technologies, Inc. (“ViralClear”). Vertex and ViralClear may each be referred to herein individually as a “Party” or collectively as the “Parties.”

Whereas, Vertex and ViralClear are parties to that certain Assignment and License Agreement dated July 12, 2016, as amended (the “Original Agreement”);

Whereas, on March 24, 2020 ViralClear entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Trek, pursuant to which ViralClear purchased from Trek, amongst other things, all of Trek’s rights, title and interest in the Original Agreement while concurrently assuming Trek’s liabilities under the Original Agreement; and

Whereas, Vertex and ViralClear desire to amend the Original Agreement as set forth herein;

Now, Therefore, in consideration of the mutual covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.     All references in the Original Agreement to “TREKtx” shall be amended to read “ViralClear.”

2.     Section 4.2 of the Original Agreement shall be amended to read in its entirety as follows:

4.2 Milestone Payments. In consideration of the rights granted to ViralClear in the Assigned Know-How and Licensed Know-How hereunder, ViralClear will pay VERTEX the milestone payments (each, a “Milestone Payment”) set forth in this Section 4.2 within 30 days after the occurrence of the corresponding milestone event (each, a “Milestone Event”). Each Milestone Payment is payable only once, regardless of the number of Products that achieve the relevant Milestone Event or the number of times the same Product(s) achieve such Milestone Event.

Milestone Number	Milestone Event	Milestone Payment
1	First receipt of Marketing Authorization in any country for a Product in a non-HCV Indication in the Field of Use.	$10,000,000
2	Second receipt of Marketing Authorization in any country for a Product in a non-HCV Indication in the Field of Use.	$5,000,000

3.     Section 4.3 of the Original Agreement shall be amended to read in its entirety as follows:

4.3 Running Royalties. In consideration of the rights granted to ViralClear in the Assigned Know-How and Licensed Know-How hereunder, on a Product-by-Product and country-by-country basis, during the Royalty Term, ViralClear shall pay VERTEX royalties at a rate of 6% of the aggregate Net Sales of each Product sold by ViralClear and any other Seller in the Territory. The obligation to pay royalties will be imposed only once with respect to the same unit of a Product.

4.     Section 12.3 of the Original Agreement shall be amended to read in its entirety as follows:

12.3 Notices. All demands, notices, consents, approvals, reports, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by mail (first class, postage prepaid, certified), or by overnight delivery using a globally recognized carrier, to the Parties at the addresses set forth below or to such other address as the addressee shall have last furnished in writing in accord with this provision to the addressor. All notices shall be deemed effective: (a) when delivered if personally delivered on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); or (b) on receipt if sent by mail or overnight courier.

If to VERTEX:

Vertex Pharmaceuticals Incorporated

Attn: Business Development

50 Northern Avenue

Boston, Massachusetts 02210

With a copy to:

Vertex Pharmaceuticals Incorporated

Attn: Corporate Legal50 Northern Avenue

Boston, Massachusetts 02210

If to ViralClear:

ViralClear Pharmaceuticals, Inc.

Attn: Chief Operating Officer

54 Wilton Road, 2nd Floor

Westport, CT 06880

5.     All capitalized terms used herein but not otherwise defined will have the meaning attributed to such terms in the Original Agreement.

6.     Except as amended by this Amendment, the Original Agreement will remain in full force and effect in accordance with the terms thereof.

7.     The laws of The Commonwealth of Massachusetts will govern this Amendment and all proceedings arising out of this Amendment notwithstanding any conflicts of laws principles that require the application of the law of another jurisdiction.

8.     This Amendment may be executed in counterparts, each of which will be deemed an original, and all of which will constitute a single agreement. The Parties may execute this Amendment by electronically transmitted signature and such electronically transmitted signature will be as effective as an original executed signature page.

[Signature Page Follows]

In Witness Whereof, the Parties have entered into this Amendment by their duly authorized representatives as of the Effective Date.

Vertex Pharmaceuticals Incorporated By: /s/ Michael Parini Name: Michael Parini Title: Chief Administrative, Legal and BD Officer Date: September 3, 2020	ViralClear Pharmaceuticals, Inc. By: /s/ Steve King Name: Steve King Title: COO Date: September 2, 2020

By: /s/ Ken Londoner Name: Ken Londoner Title: CEO, BioSig Technologies, Inc. Date: September 2, 2020